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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-33371), Registration Statement on Form S-8
(No. 33-14193), Registration Statement on Form S-8 (No. 33-59772), Registration Statement on Form S-8 (No. 33-64463), Registration Statement on Form S-8
(No. 333-29717) and Registration Statement on Form S-4 (No. 333-43747) of Clear Channel Communications, Inc. of our report dated March 6, 1998 relating to the consolidated financial statements of Universal Outdoor Holdings, Inc. which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated March 12, 1998.



PRICE WATERHOUSE LLP

Chicago, Illinois
March 12, 1998